OLSEN THIELEN & CO., LTD.
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Certified Public Accountants & Consultants



                              EXHIBIT 23


                     INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration
Statements Nos. 333-44063 (Form S-8; Executive Stock Option Plan of
1997), 333-43709 (Form SB-2; Offering of 400,000 shares of Common
Stock), 333-43545 (Form S-8; Director Stock Plan of 1997) and 333-40811 (Form S-8; 1997 Stock Incentive Plan) of Dakota Telecommunications
Group, Inc. of our report dated January 30, 1998, appearing in this Annual Report on Form 10-KSB of Dakota Telecommunications Group, Inc. and its subsidiaries for the year ended December 31, 1997.


                                        /s/ Olsen Thielen and Co., Ltd.

St. Paul Minnesota                      Olsen Thielen and Co., Ltd.
March 30, 1998





















     Associated World-wide with Jeffreys Henry International Inc.
       223 Little Canada Road, St. Paul, Minnesota 55117-1376
                  612 482 4521  FAX 612 483 2467
 6640 Shady Oak Road, Eden Prairie, Minnesota 55344-7709  612 941 9242